Fidelity Advisor Emerging Markets Income

Proxy Voting Results

A special meeting of the fund's shareholders was held on October 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	2,282,268,233.14	67.246
Against	730,467,707.56	21.523
Abstain	103,809,011.40	3.059
Broker Non-Votes	277,361,260.42	8.172
TOTAL	3,393,906,212.52	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	3,282,000,206.53	96.703
Withheld	111,906,005.99	3.297
TOTAL	3,393,906,212.52	100.000
Ralph F. Cox
Affirmative	3,279,075,431.51	96.617
Withheld	114,830,781.01	3.383
TOTAL	3,393,906,212.52	100.000
Laura B. Cronin
Affirmative	3,279,237,761.11	96.621
Withheld	114,668,451.41	3.379
TOTAL	3,393,906,212.52	100.000
Dennis J. Dirks B
Affirmative	3,282,930,309.01	96.730
Withheld	110,975,903.51	3.270
TOTAL	3,393,906,212.52	100.000
Robert M. Gates
Affirmative	3,281,322,433.94	96.683
Withheld	112,583,778.58	3.317
TOTAL	3,393,906,212.52	100.000
George H. Heilmeier
Affirmative	3,280,995,543.67	96.673
Withheld	112,910,668.85	3.327
TOTAL	3,393,906,212.52	100.000
Abigail P. Johnson
Affirmative	3,279,608,961.18	96.632
Withheld	114,297,251.34	3.368
TOTAL	3,393,906,212.52	100.000
Edward C. Johnson 3d
Affirmative	3,278,921,089.36	96.612
Withheld	114,985,123.16	3.388
TOTAL	3,393,906,212.52	100.000
Donald J. Kirk
Affirmative	3,280,141,703.88	96.648
Withheld	113,764,508.64	3.352
TOTAL	3,393,906,212.52	100.000
Marie L. Knowles
Affirmative	3,282,829,639.58	96.727
Withheld	111,076,572.94	3.273
TOTAL	3,393,906,212.52	100.000
Ned C. Lautenbach
Affirmative	3,282,578,080.40	96.720
Withheld	111,328,132.12	3.280
TOTAL	3,393,906,212.52	100.000
Marvin L. Mann
Affirmative	3,279,829,525.55	96.639
Withheld	114,076,686.97	3.361
TOTAL	3,393,906,212.52	100.000
William O. McCoy
Affirmative	3,280,457,721.33	96.657
Withheld	113,448,491.19	3.343
TOTAL	3,393,906,212.52	100.000
Robert L. Reynolds
Affirmative	3,281,840,632.38	96.698
Withheld	112,065,580.14	3.302
TOTAL	3,393,906,212.52	100.000
Cornelia M. Small B
Affirmative	3,282,144,066.64	96.707
Withheld	111,762,145.88	3.293
TOTAL	3,393,906,212.52	100.000
William S. Stavropoulos
Affirmative	3,280,980,279.64	96.673
Withheld	112,925,932.88	3.327
TOTAL	3,393,906,212.52	100.000
PROPOSAL 4
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	61,809,699.01	68.411
Against	10,374,484.93	11.482
Abstain	5,339,501.98	5.910
Broker Non-Votes	12,827,194.39	14.197
TOTAL	90,350,880.31	100.000
A Denotes trust-wide proposals and voting results. B Effective January 1, 2005.